N-SAR Exhibit: Sub-item 77D (a), (f) and (g)
Legg Mason Partners Equity Trust
QS Legg Mason Growth Fund

In response to Sub-Item 77D (a), (f) and (g), the Registrant incorporates by reference the Fund's Prospectus and Statement of Additional Information as filed with the Securities and Exchange Commission pursuant to Rule 485(b) of the Securities Act of 1933, on Post-Effective Amendment No. 344 to Form N-1A of May 21, 2015 (Accession No. 0001193125-15-196539).